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                                  EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT


                                                            STATE OF
COMPANY NAME                                                INCORPORATION
------------                                                -------------

FSC Corporation                                             Georgia
FSC Advisory Corporation                                    Georgia
FSC Realty Advisors Corporation                             Georgia
FSC Resources Corporation                                   Georgia
Financial Service Corporation of America                    Georgia
FSC Realty, Inc.                                            Georgia
FSC Securities Corporation                                  Georgia
FSC Agency, Inc.                                            Georgia
Forthright Agency of Nevada, Inc.                           Georgia
Forthright Agency of Ohio, Inc.                             Ohio
Forthright Agency of Oklahoma, Inc.                         Georgia
Forthright Insurance Agency of Massachusetts, Inc.          Georgia
Forthright Agency of Alabama, Inc.                          Alabama
FSC Agency of Hawaii, Inc.                                  Hawaii
FSC Agency of Louisiana, Inc.                               Louisiana
Forthright Agency of Arizona, Inc.                          Arizona
FSC Agency of Arkansas, Inc.                                Arkansas
Forthright Service Corporation                              Indiana
FSC Insurance Agency of Indiana, Inc.                       Indiana
Forthright Agency of Pennsylvania, Inc.                     Pennsylvania
Forthright Agency of North Dakota, Inc.                     North Dakota
Forthright Agency of Montana, Inc.                          Montana
FSC Agency of Puerto Rico, Inc.                             Puerto Rico